EX-10.57.12

FIRST AMENDMENT TO PROMISSORY NOTE

(AMENDED AND RESTATED)

THIS FIRST AMENDMENT TO PROMISSORY NOTE (AMENDED AND RESTATED) (this “First Amendment”) is executed as of the 31st day of December, 2008 (the “Effective Date”), by and between FRETUS INVESTORS EL PASO LP, a Delaware limited partnership, having an address at 3131 Elliott Avenue, Suite 500, Seattle, Washington 98121 (the “Borrower”), and CAPMARK BANK, a Utah industrial bank, having an address at 6955 Union Park Center, Suite 330, Midvale, Utah 84047, together with its successors and assigns (the “Lender”).

RECITALS

A.           Borrower and certain other borrower parties executed to the order of Lender that certain Promissory Note (Amended and Restated) dated May 1, 2008, in the original principal amount of $16,800,000.00 (the “Note”).  Unless otherwise defined herein, capitalized terms shall have the meaning assigned to them in the Note.

B.           Concurrently herewith the outstanding principal balance of the Note has been reduced to $4,350,000.00 and all of the borrower parties, other than Borrower, have been released from further liability under the Note.

C.           Borrower, as the sole remaining Borrower under the Note, has requested that Lender modify certain terms of the Note, and Lender has so agreed, on the terms and conditions contained herein.

AGREEMENT

NOW, THEREFORE, in consideration of the above Recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender hereby amend the Note as follows:

1. Section 1.4 of the Note, Note Rate and Note Rate Adjustment Dates, is hereby amended by deleting the first sentence thereof and replacing it, as of the Effective Date, with the following:

“The “Note Rate” shall mean an interest rate which is the average of London Interbank Offered Rates (“LIBOR”), in U.S. dollar deposits, for a term of one month determined solely by Lender on each Note Rate Adjustment Date (defined below), but not less than two and one-half percent (2.5%), plus four percent (4.00%) (“Margin”), which combined figure shall be rounded upwards to the nearest one-eighth percent (.125%); provided that in no event shall the Note Rate be less than six and one-half percent (6.5%).”

2.           Except as expressly amended herein, the Note shall remain in full force and effect in accordance with its terms and conditions.

3.           This First Amendment may be executed in counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute but one and the same instrument.

PLEASE BE ADVISED THAT ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE UNENFORCEABLE UNDER WASHINGTON LAW.

[REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Borrower and Lender have caused this First Amendment to be properly executed by their respective duly authorized representatives as of the date first above written.

FRETUS Investors El Paso LP, a Delaware limited partnership

By:           Village Oaks Cielo Vista Investors LLC, a Delaware limited liability company
Its:           General Partner

By:           FRETUS Investors LLC, a Washington limited liability company
Its:           Managing Member

By:           Emeritus Corporation, a Washington corporation
Its:           Administrative Member

By:           /s/ Eric Mendelsohn
Eric Mendelsohn
Its:           Senior Vice President Corporate Development

CAPMARK BANK, a Utah industrial bank

By:           /s/ Malana C. Bryant____(Seal)
Name:            Malana C. Bryant __________
Its:           Authorized Signer_______